UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2008

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

1650 Technology Drive, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment and Severance Agreements

On December 22, 2008, the Compensation and Nominating Committee of Magma’s Board of Directors approved and authorized Magma to enter into tier 1 employment and severance agreements (each, a “Tier 1 Employment and Severance Agreement”) with each of Rajeev Madhavan, Roy E. Jewell, Bruce Eastman and Peter S. Teshima and tier 2 employment and severance agreements (each, a “Tier 2 Employment and Severance Agreement”) with David H. Stanley and certain other officers. The foregoing officers shall be referred to as the “applicable officers”, and the foregoing agreements shall be collectively referred to as the “Employment and Severance Agreements”. The Tier 1 Employment and Severance Agreement with Peter S. Teshima results in the termination of and will replace the severance arrangement that Mr. Teshima previously had with Magma, pursuant to which he was entitled to severance equal to six months’ of his initial annual base salary if his employment is involuntarily terminated without cause. The Employment and Severance Agreements do not have a fixed term, and each applicable officer’s employment is and shall continue to be at-will, as defined under applicable law. If the applicable officer’s employment terminates for any reason, the applicable officer shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by the Employment and Severance Agreement, or as may otherwise be available in accordance with Magma’s established employee plans and policies at the time of termination. The following summary sets forth the material terms of each of these Employment and Severance Agreements. Any defined terms below are as defined in the Employment and Severance Agreements unless specifically defined below.

Tier 1 Employment and Severance Agreements

Magma shall pay the applicable officer as compensation for his services a base salary at an annualized rate in an amount to be determined from time to time by Magma’s Board of Directors or the Compensation and Nominating Committee of the Board. Beginning with Magma’s current fiscal year and for each fiscal year thereafter during the term of the Tier 1 Employment and Severance Agreement, the applicable officer shall be eligible to receive additional cash compensation under Magma’s annual incentive plan based upon specific financial and/or other targets approved by the compensation committee of the Board (the “target incentive”). The applicable officer shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by Magma applicable to other key executives of Magma, including (without limitation) retirement plans, savings or profit-sharing plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

If the applicable officer’s employment with Magma terminates as a result of “involuntary termination” other than for “cause” at any time within three (3) months prior to or twelve (12) months after a “change of control”, then the applicable officer shall be entitled to the following:

(a) a severance payment equal to the sum of (x) two times the applicable officer’s “base compensation” for Magma’s fiscal year then in effect or if greater, two times the applicable officer’s “base compensation” for Magma’s fiscal year immediately preceding the “termination date”, plus (y) two times the applicable officer’s “target incentive” for the fiscal year then in effect (or, if no target incentive” is in effect for such year, the highest “target incentive” in the three (3) preceding fiscal years);

(b) accelerated vesting pursuant to which the unvested portion of any stock option(s) or other equity awards held by the applicable officer under Magma’s stock option plans and other equity compensation plans or instruments shall vest and become exercisable in full; and

(c) a lump sum payment in an amount equivalent to the reasonably estimated cost the applicable officer may incur to extend for a period of twenty four (24) months medical coverage substantially similar to that enjoyed by the applicable officer immediately prior to “involuntary termination”. The applicable officer may use this payment, as well as any other payment made under the Tier 1 Employment and Severance Agreement, for such continuation coverage or for any other purpose. Such payment will be made on the date that is six (6) months after the applicable officer’s termination of employment.

The Tier 1 Employment and Severance Agreements include a constructive termination clause pursuant to which the applicable officer’s resignation for “good reason” shall constitute “involuntary termination”, provided that the applicable officer’s “termination of employment” occurs not later than twelve (12) months from the initial occurrence of such “good reason”, the applicable officer has provided notice to Magma of the event constituting “good reason” within ninety (90) days of its initial occurrence and Magma has had at least thirty (30) days to cure the “good reason” event and has failed to do so.

Tier 2 Employment and Severance Agreements

Magma shall pay the applicable officer as compensation for his services a base salary at an annualized rate in an amount to be determined from time to time by Magma’s Board of Directors or the Compensation and Nominating Committee of the Board. Beginning with Magma’s current fiscal year and for each fiscal year thereafter during the term of the Tier 2 Employment and Severance Agreement, the applicable officer shall be eligible to receive additional cash compensation under Magma’s annual incentive plan based upon specific financial and/or other targets approved by the compensation committee of the Board (the “target incentive”). The applicable officer shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by Magma applicable to other key executives of Magma, including (without limitation) retirement plans, savings or profit-sharing plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

If the applicable officer’s employment with Magma terminates as a result of “involuntary termination” other than for “cause” at any time within twelve (12) months after a “change of control”, then the applicable officer shall be entitled to the following:

(a) a severance payment equal to the sum of one year of the applicable officer’s “base compensation” for Magma’s fiscal year then in effect or if greater, the sum of the applicable officer’s “base compensation” for Magma’s fiscal year immediately preceding the “termination date”, plus (y) the amount of the applicable officer’s “target incentive” for the fiscal year then in effect (or, if no “target incentive” is in effect for such year, the highest “target incentive” in the three (3) preceding fiscal years);

(b) accelerated vesting pursuant to which the unvested portion of any stock option(s) or other equity awards held by the applicable officer under Magma’s stock option plans and other equity compensation plans or instruments shall vest and become exercisable in full; and

(c) a lump sum payment in an amount equivalent to the reasonably estimated cost the applicable officer may incur to extend for a period of twenty four (24) months medical coverage substantially similar to that enjoyed by the applicable officer immediately prior to “involuntary termination”. The applicable officer may use this payment, as well as any other payment made under the Tier 2 Employment and Severance Agreement, for such continuation coverage or for any other purpose. Such payment will be made on the date that is six (6) months after the applicable officer’s “termination of employment”.

In contrast to the Tier 1 Employment and Severance Agreements, the Tier 2 Employment and Severance Agreements do not contain a constructive termination clause.

Indemnification Agreements

On December 23, 2008, the Board of Directors of Magma Design Automation, Inc. (“Magma”) approved a new form of indemnification agreement (the “Indemnification Agreement”) to be entered into with Magma’s current and future directors and officers as well as current and future employees and agents as Magma shall determine.

The new form of Indemnification Agreement will replace the form of indemnification agreement currently in place with each of the officers and directors of Magma and provides, among other things, that Magma will indemnify the director and officer (or employee or agent) (the “Indemnitee”), under the circumstances and to the extent provided for therein, to the fullest extent permitted by law for claims by reason of any event or occurrence related to the fact that the Indemnitee is or was a director or officer of Magma, or any subsidiary of Magma, or is or was serving at the request of Magma as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Indemnitee while serving in such capacity against any and all expenses, losses, claims, damages, liabilities, judgments, fines, penalties and amounts paid in settlement of such claim. Under the Indemnification Agreement, Magma agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreement, Magma’s Certificate of Incorporation, Magma’s Bylaws or by statute. The indemnification provided by this Indemnification Agreement shall be in addition to any rights to which the Indemnitee may be entitled under Magma’s Certificate of Incorporation, its Bylaws, any agreement (except agreements pursuant to which Magma has indemnified Indemnitee), any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: December 23, 2008	By:	/s/ Peter S. Teshima
Peter S. Teshima Corporate Vice President—Finance and Chief Financial Officer